                                                                     Exhibit 5.1

             OPINION AND CONSENT OF BROBECK, PHLEGER & HARRISON LLP



                                 July 29, 1997



Corsair Communications, Inc.
3408 Hillview Avenue
Palo Alto, CA  94304

          Re:  Corsair Communications, Inc. Registration Statement on Form S-8
               ---------------------------------------------------------------
               for Offering of 1,504,300 Shares of Common Stock
               ------------------------------------------------

Ladies and Gentlemen:

          In connection with the registration of 1,504,300 shares of the Common Stock of Corsair Communications, Inc. (the "Company") under the Company's 1997 Stock Incentive Plan and 1997 Employee Stock Purchase Plan on Form S-8 (the "Registration Statement") under the Securities Act, as amended, we advise you that, in our opinion, if and when such shares have been issued and sold pursuant to the provisions of the Company's 1997 Stock Incentive Plan or 1997 Employee Stock Purchase Plan and in accordance with the Registration Statement, such shares will be duly-authorized, validly-issued, fully-paid and non-assessable shares of the Company's Common Stock.

          We hereby consent to the use of this opinion as an exhibit to the Registration Statement and further consent to all references to us in the Registration Statement and any further amendments thereto. Subject to the foregoing sentence, this opinion is given as of the date hereof solely for your benefit and may not be relied upon, circulated, quoted or otherwise referred to for any purpose without our prior written consent.


                              Very truly yours,

                              /s/ BROBECK, PHLEGER & HARRISON LLP
                              -------------------------------------
                              BROBECK, PHLEGER & HARRISON LLP